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                                                                       Exhibit 5

            (LETTERHEAD OF CORESTATES FINANCIAL CORP APPEARS HERE)




                                            February 7, 1994


CoreStates Financial Corp
Philadelphia National Bank Building
Broad and Chestnut Streets
Philadelphia, PA  19107

     Re:  CoreStates Financial Corp
          Registration Statement on Form S-4 File No. 33-51429
          ----------------------------------------------------

Gentlemen:

     As Chief Counsel for CoreStates Financial Corp, a Pennsylvania corporation (the "Company"), I have acted as counsel for the Company in connection with the preparation of the subject registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, to register the public offering of up to 11,585,256 shares of the common stock, par value $1.00 per share, of the Company (the "CoreStates Common Shares"), to be issued in connection with a proposed merger of Constellation Bancorp, a New Jersey corporation ("Constellation"), with and into the Company pursuant to the Agreement and Plan of Merger, dated August 2, 1993, as amended (the "Merger Agreement"), between the Company and Constellation. In this connection, I have reviewed the Registration Statement; the Company's Articles of Incorporation, as amended, and Bylaws, as amended; the Merger Agreement; and certain records of the Company's corporate proceedings as reflected in its minute and stock books. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original of all documents submitted to me as copies thereof.

     In my opinion, the CoreStates Common Shares to be issued by the Company as described in the Registration Statement (when and to the extent issued in accordance with the Merger Agreement) will be legally issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to any references to the opinion in the Registration Statement. In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ David J. Martin
                                    David J. Martin
                                    Executive Vice President
                                    and Chief Counsel